


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):  June 1, 2001




                        LONE STAR TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)




         Delaware                        1-12881                 75-2085454
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)








                              15660 North Dallas Parkway
                                     Suite 500
                                Dallas, Texas 75248
         (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code:  (972) 770-6401



                                  Not applicable

          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

         On June 1, 2001, Lone Star Technologies, Inc. ("Lone Star") announced in a press release (the "Press Release") that the proposal of Lone Star Steel
Company, an operating subsidiary of Lone Star, for a new collective bargaining agreement with the United Steelworkers of America did not receive the majority vote of the local union's membership to effect ratification. The current union contract expires on June 1, 2001, but Lone Star Steel does not expect any disruption in its operating levels as a result of this vote. Management and union representatives are expected to continue their discussions in an effort to reach an agreement. The United Steelworkers of America represent two-thirds of Lone Star Steel Company's hourly workforce.

         The foregoing is qualified by reference to the Press Release which is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

     (b)   PRO FORMA FINANCIAL INFORMATION.

     Not applicable.

     (c)   EXHIBITS.


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
99.1     Press Release dated June 1, 2001, announcing expiration of union contract between Lone Star Steel Company and the United Steelworkers of America.

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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               LONE STAR TECHNOLOGIES, INC.

                                               By:    /s/ Charles J. Keszler
                                               ---------------------------------
                                                      Charles J. Keszler
                                                      Vice President and
                                                      Chief Financial Officer

Date:  June 1, 2001

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                              INDEX TO EXHIBITS


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

Item
Number          Exhibit
------          -------
99.1            Press Release dated June 1, 2001, announcing expiration of union contract between Lone Star Steel Company and the United
                Steelworkers of America.
